Exhibit 10.1

THE MICHAELS COMPANIES, INC.

EQUITY INCENTIVE PLAN

1.                                      DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.                                      PURPOSE

The Plan is the continuation on the terms provided herein of the Michaels Stores, Inc. 2006 Equity Incentive Plan, which was originally adopted February 15, 2007 and which the Company assumed in connection with the reorganization effective July 22, 2013 whereby Michaels Stores, Inc. became an indirect wholly-owned subsidiary of the Company (the “Reorganization”).  The Administrator shall construe all provisions of the Plan and Awards thereunder, including without limitation Awards assumed and converted in connection with the Reorganization, in a manner consistent with the foregoing.  The Plan has been established to advance the interests of the Company and its Affiliates by providing for the grant to Participants of stock-based and other incentive Awards.  Awards under the Plan are intended to align the incentives of the Company’s executives and investors and to improve the performance of the Company.  Unless the Administrator determines otherwise, Awards under the Plan are intended to be exempt from registration under the Securities Act of 1933, as amended.

3.                                      ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan and the Award Agreements, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  Except as otherwise provided by the express terms of an Award Agreement, all determinations of the Administrator made under the Plan will be final and conclusive and will bind all parties.

4.                                      LIMITS ON AWARDS UNDER THE PLAN

(a)                                 Number of Shares.  A maximum of 14,156,966 shares of Stock may be delivered in satisfaction of Awards under the Plan (subject to adjustment as provided in Section 7(b) of the Plan).  Of such maximum, the number of shares of Stock delivered in satisfaction of Awards to Non-Employee Participants shall not exceed 2,359,494 (subject to adjustment as provided in Section 7(b) of the Plan).  The limits set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and the regulations thereunder.  To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares of Stock available for Awards under the Plan.  Any shares of Stock which are subject to an Award that is terminated unexercised, forfeited or surrendered, or expires for any reason, will again be available for issuance under the Plan.  For purposes of the Plan, the term “surrendered” shall be construed to include Awards (or portions thereof) exercisable for shares of Stock that a Participant authorizes the Company to withhold in connection with the exercise price of an Award (or a portion thereof) or to satisfy a withholding obligation in accordance with the terms of the Plan.  For the avoidance of doubt and without limiting the generality of Section 2, the provisions of this Section 4(a) shall be construed as the Administrator deems appropriate to take into account shares of common stock of Michaels Stores, Inc. in respect of periods prior to the Reorganization.

(b)                                 Type of Shares.  Stock delivered under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company or any of its subsidiaries.  No fractional shares of Stock will be delivered under the Plan.

5.                                      ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates.  Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.                                      RULES APPLICABLE TO AWARDS

(a)                                 All Awards

(1)                                 Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein, and shall furnish to each Participant an Award Agreement setting forth the terms applicable to the Participant’s Award.  By entering into an Award Agreement, the Participant agrees to the terms of the Award and of the Plan, to the extent not inconsistent with the express terms of the Award Agreement.  Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.   Consistent with the foregoing and without limiting the generality of Section 2, Awards assumed and converted in connection with the Reorganization shall be governed by their prior terms but with such adjustments, if any, as are consistent (as determined by the Administrator) with applicable tax rules and as the Administrator deems necessary or appropriate to effectuate such assumption and conversion.

(2)                                 Transferability.  Neither ISOs, nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(3)                                 Vesting, Etc.  The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:  Immediately upon the cessation of Employment, an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

(A)                               subject to (B) and (C) below, all Stock Options and other Awards requiring exercise held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the shorter of (i) a period of 60 days or (ii) the period ending on the latest date on which such Award could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate;

(B)                               all Stock Options and other Awards requiring exercise held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or disability, to the extent then exercisable, will remain exercisable for the shorter of (i) the one year period ending with the first anniversary of the Participant’s death or disability, as the case may be, or (ii) the period ending on the latest date on which such Award could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate; and

(C)                               all Stock Options and other Awards requiring exercise held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if such cessation of Employment has resulted in connection with an act or failure to act constituting Cause.

(4)                                 Taxes.  The Administrator will make such provision for the withholding of taxes as it deems necessary.  The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).

(5)                                 Rights Limited.  Nothing in the Plan will be construed as giving any Person the right to continued Employment with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.  The loss of potential post-termination appreciation in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or its Affiliate to the Participant.

(6)                                 Stockholders Agreement and Registration Rights Agreement. Unless otherwise specifically provided, all Awards issued under the Plan and all Stock issued thereunder will be subject to the Stockholders Agreement and the Registration Rights Agreement.

(7)                                 Section 409A.  Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Awards shall be construed accordingly.  Notwithstanding the preceding, neither the Company nor the Administrator nor any employee, director, or Affiliate of either shall have any liability to any Participant, beneficiary, any spouse of a Participant or beneficiary, or any other holder of an Award, with respect to any adverse tax consequences under Section 409A of the Code.  Granted Awards may be modified at any time, in the Administrator’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

(b)                                 Awards Requiring Exercise

(1)                                 Time And Manner Of Exercise.  Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate Person and accompanied by any payment required under the Award.  If the Award is exercised by any Person other than the Participant, the Administrator may require satisfactory evidence that the Person exercising the Award has the right to do so.

(2)                                 Exercise Price.  The Administrator will determine the exercise price, if any, of each Award requiring exercise.  Unless the Administrator determines otherwise, and in all events in the case of a Stock Option (except as otherwise permitted pursuant to Section 7(b)(1) hereof), the exercise price of an Award requiring exercise will not be less than the fair market value of the Stock subject to the Award, determined as of the date of grant, and in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, the exercise price will not be less than 110% of the fair market value of the Stock subject to the Award, determined as of the date of grant.

(3)                                 Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or (b) if so permitted by the Administrator or otherwise expressly set forth in an Award, (i) by actual or constructive transfer to the Company of shares of Stock owned by the Participant for at least six months (or, with the consent of the Administrator, for less than six months) having an aggregate Fair Market Value at the date of exercise equal to the aggregate exercise price of the Award, (ii) by authorizing the Company to withhold a number of shares of Stock otherwise issuable to the Participant under the Award being exercised having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of the Award, (iii) at such time, if any, as the Stock is publicly traded through a broker-assisted “cashless” exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator or (v) by a combination of such methods of payment.  The delivery of shares in payment of the exercise price under clause (b)(i) or (b)(ii) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)                                 ISOs.  No ISO may be granted under the Plan after February 14, 2017 but ISOs previously granted may extend beyond that date.

(c)                                  Awards Not Requiring Exercise

Awards of Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7.                                      EFFECT OF CERTAIN TRANSACTIONS

(a)                                 Except as otherwise provided in an Award Agreement:

(1)                                 Assumption or Substitution.  In the event of a Corporate Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the continuation or assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or any entity controlling, controlled by or under common control with the acquiror or survivor, in each case on such terms and subject to such conditions (including vesting or other restrictions) as the Administrator determines are appropriate.  Unless the Administrator determines otherwise, the continuation or assumption shall be done on terms and conditions consistent with Section 409A of the Code.

(2)                                 Acceleration of Certain Awards.  In the event of a Corporate Transaction (whether or not there is an acquiring or surviving entity) in which there is no assumption or substitution as to some or all outstanding Awards, the Administrator may provide (unless the Administrator determines otherwise, on terms and conditions consistent with Section 409A of the Code) for (i) treating as satisfied any vesting condition on any such Award or for (ii) the accelerated delivery of shares of Stock issuable under each such Award consisting of Restricted Stock Units, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Corporate Transaction.

(3)                                 Termination of Awards.  Each Award (unless assumed pursuant to the Section 7(a)(1)), will terminate upon consummation of the Corporate Transaction, provided that any Restricted Stock Units accelerated pursuant to clause (ii) of Section 7(a)(2) shall be treated in the same manner as other shares of Stock (subject to Section 7(a)(4)).

(4)                                 Additional Limitations.  Any share of Stock delivered pursuant to Section 7(a)(2) above with respect to an Award, other than an Award requiring exercise, may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse in connection with the Corporate Transaction.  In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of Stock in connection with the Corporate Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)                                 Changes In, Distributions With Respect To And Redemptions Of The Stock

(1)                                 Basic Adjustment Provisions. In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate, the Administrator shall, as it deems appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make proportionate adjustments to the maximum number of shares of Stock that may be delivered under the Plan under Section 4(a) and shall also, as it deems appropriate, make proportionate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.  Unless the Administrator determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

(2)                                 Certain Other Adjustments.  The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, where applicable.  In the event that an extraordinary dividend or distribution is paid by the Company to its stockholders, the Administrator shall make adjustments of the type described in paragraph (1) above to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, where applicable.  Notwithstanding the foregoing, no adjustment shall be made to an Award under this paragraph (2) if, as a result of such adjustment, the Award would not qualify for exclusion from coverage under Section 409A of the Code.  For purposes of this Plan, “extraordinary dividend” shall mean any dividend or distribution paid by the Company to its stockholders, other than regularly planned dividends or distributions by the Company made in accordance with an established quarterly or annual dividend program.

(3)                                 Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.                                      LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company shall use best efforts to ensure, prior to delivering shares of Stock pursuant to the Plan or removing any restriction from shares of Stock previously delivered under the Plan, that (a) all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved, and (b) if the outstanding Stock is at the time of delivery listed on any stock exchange, the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance.  Neither the Company nor any Affiliate will be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the conditions set forth in the preceding sentence have been satisfied and all other conditions of the Award have been satisfied or waived.  If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act.  The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.  In no event will the Company be required to register the sale of shares of Stock in order to comply with the first sentence of this Section 8.

9.                                      AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.  The Administrator expressly reserves the right to amend or alter the terms of any Award if such Award or a portion thereof would be reasonably likely to be treated as a “liability award” under guidance issued or provided by the Financial Accounting Standards Board (FASB), provided that the Administrator may not make any such amendment or alteration unless the Chief Executive Officer of the Company has provided prior written consent thereto.  Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code), as determined by the Administrator.  The termination of the Plan will not adversely affect the terms of any outstanding Award.

10.                               OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the right of the Company or an Affiliate to Award a Person bonuses or other compensation in addition to Awards under the Plan.

11.                               WAIVER OF JURY TRIAL

(a)                                 Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury.  By accepting an Award under the Plan, each Participant certifies that no officer, representative or attorney of the Company or any Affiliate has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)                                 Arbitration.  In the event the waiver in Section 11(a) is held to be invalid or unenforceable, if requested by the Company, the parties shall attempt in good faith to resolve any controversy or claim arising out of or relating to this Plan or any Award hereunder promptly by negotiations between themselves or their representatives who have authority to settle the controversy.  If the matter has not been resolved within sixty (60) days of the initiation of such procedure, the Company may require that the parties submit the controversy to arbitration by one arbitrator mutually agreed upon by the Parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate incentive plans of the type provided for in this Plan and who is chosen by the AAA.  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The place of arbitration shall be Dallas, Texas, or any other location mutually agreed to between the parties. The arbitrator shall apply the law as established by decisions of the Delaware federal and/or state courts in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law. The arbitrator is required to state, in writing, the reasoning on which the award rests.  Notwithstanding the foregoing, this paragraph shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate.

12.                               GOVERNING LAW

Except as otherwise provided by the express terms of an Award Agreement, the provisions of the Plan and of Awards under the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws.

EXHIBIT A

Definitions of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Board or, if one or more has been appointed, a committee of the Board to which the Board has delegated its responsibilities hereunder. The Administrator may delegate ministerial tasks to such Persons as it deems appropriate.

“Affiliate”:  Any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Award”:  Any or a combination of the following:

(i)                                     Stock Options;

(ii)                                  Restricted Stock;

(iii)                               Unrestricted Stock;

(iv)                              Stock Units, including Restricted Stock Units;

(v)                                 Awards (other than Awards described in (i) through (iv) above) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines;

(vi)                              Performance Awards; and

(vii)         Current or deferred grants of cash (which the Company may make payable by any of its direct or indirect subsidiaries) or loans, made in connection with other Awards.

“Award Agreement”:  A written agreement between the Company and the Participant evidencing the Award.

“Board”:  The Board of Directors of the Company.

“Cause”:  With respect to any Participant, the following events or conditions, as determined by the Board in its reasonable judgment:  (i) the refusal or failure to perform (other than by reason of disability), or material negligence in the performance of such Participant’s duties and responsibilities to the Company or any of its Affiliates, or refusal or failure to follow or carry out any reasonable direction of the Board, and the continuance of such refusal, failure or negligence for a period of 10 days after written notice delivered by the Company to such Participant that specifically identifies the manner in which the Participant has failed to perform his or her duties; (ii) the material breach by such Participant of any provision of any material agreement between such Participant and the Company or any of its Affiliates; (iii) fraud, embezzlement, theft or other dishonesty by such Participant with respect to the Company or any of its Affiliates; (iv) the conviction of, or a plea of nolo contendere by, such Participant to any felony or any other crime involving dishonesty or moral turpitude; and (v) any other conduct that involves a breach of fiduciary duty to the Company on the part of such Participant.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.  For the avoidance of doubt, any reference to any section of the Code includes reference to any regulations (including proposed or temporary regulations) promulgated under that section and any Internal Revenue Service guidance thereunder.

“Company”:  The Michaels Companies, Inc., a Delaware corporation.

“Company Employee”:  Any individual who is employed by the Company or a subsidiary of the Company.

“Corporate Transaction”: Any of the following: any sale of all or substantially all of the assets of the Company, change in the ownership of the capital stock of the Company, reorganization, recapitalization, merger (whether or not the Company is the surviving entity), consolidation, exchange of capital stock of the Company or other restructuring involving the Company,  provided, that, in each case, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A of the Code would become payable under an Award by reason of a Corporate Transaction, it shall become payable only if the event or circumstances constituting the Corporate Transaction would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code.

“Employee”:  Any individual who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Unless the Administrator provides otherwise, a change in the capacity in which a Participant is employed by or renders services to the Company and/or its Affiliates, whether as an Employee, director, consultant or advisor, or a change in the entity by which the Participant is employed or to which the Participant rendered services, will not be deemed a termination of Employment so long as the Participant continues providing services in a capacity and to an entity described in Section 5.  If a Participant’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant will be deemed to cease Employment when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Fair Market Value”:  As of any date, as to any share of Stock, the Board’s reasonable, good faith determination of the fair value of such share as of the applicable reference date (which determination is absent manifest error), taking into account and giving due consideration to such factors as the Board determines are appropriate, including without limitation: (i) amounts paid for shares in recently completed arms-length transactions, (ii) valuations of companies comparable to the Company and its subsidiaries and (iii) the financial performance and expected financial performance of the Company and its subsidiaries.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.  Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Non-Employee Participant”:  Any Participant that is not a Company Employee.

 “Participant”:  An individual who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria.

“Performance Criteria”:  Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.  If a Performance Award so provides, such criteria may be made subject to appropriate adjustments taking into account the effect of significant corporate transactions or similar events for the purpose of maintaining the probability that the specified criteria will be satisfied.  Such adjustments shall be made only in the amount deemed reasonably necessary, after consultation with the Company’s accountants, to reflect accurately the direct and measurable effect of such event on such criteria.

“Person”:  Any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Plan”:  The Michaels Companies, Inc. Equity Incentive Plan as from time to time amended and in effect.  For the avoidance of doubt and without limiting the generality of Section 2, references in any Award to the Michaels Stores, Inc. 2006 Equity Incentive Plan shall be deemed for all purposes to refer to the Plan.

“Registration Rights Agreement”: The Registration Rights Agreement, dated as of October 31, 2006, among Michaels Stores, Inc. and certain its affiliates, stockholders and Participants, as amended by that certain Amendment No. 1 to the Registration Rights Agreement, dated as of July 22, 2013, among the Company, Michaels Stores, Inc., stockholders and Participants, as from time to time amended and in effect.

“Reorganization”:  The reorganization referred to in Section 2 of the Plan, whereby Michaels Stores, Inc. became an indirect wholly-owned subsidiary of the Company.

“Restricted Stock”:  An Award of Stock for so long as the Stock remains subject to restrictions under this Plan or such Award requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”:  A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

 “Stock”:  Except as otherwise expressly provided herein, common stock, $.10 par value per share, of the Company.

“Stockholders Agreement”:  The Amended and Restated Stockholders Agreement, originally dated as of October 31, 2006 (as amended and restated on February 16, 2007), among Michaels Stores, Inc. and certain of its affiliates, stockholders and Participants, as amended by that certain Amendment No. 1 to the Amended and Restated Stockholders Agreement, dated as of July 22, 2013, among the Company, Michaels Stores, Inc., stockholders and Participants, as a from time to time amended and in effect.

“Stock Option”:  An option entitling the recipient to acquire Stock upon payment of the per share exercise price set forth in the applicable Award Agreement.

“Stock Unit”:  An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of the Stock in the future.

 “Unrestricted Stock”:  An Award of Stock not subject to any restrictions under the Plan.